UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                JANUARY 26, 2005


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

              0-13368                              37-1103704
       (Commission File Number)        (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
                         (Registrant's Telephone Number,
                              including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on January 26, 2005, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of December 31, 2004.



Item 9.01.   Financial Statements and Exhibits

(a)      None required
(b)      None required
(c)      Exhibits

        Exhibit 99 - Quarterly shareholder report as of and for the period ending December 31, 2004

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: January 26, 2005                     By: /s/  William S. Rowland
                                            William S. Rowland
                                            President and Chief
                                            Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
    99          Quarterly shareholder report issued January 26, 2005

                                                                      Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]


First Mid-Illinois Bancshares, Inc. experienced another successful year in 2004, with diluted earnings per share increasing to $2.09 as compared with $1.88 per share in 2003, an 11% increase. In 2004, net income increased to $9,604,000 as compared with $9,093,000 in 2003. As a result, the Company increased its regular annual dividend to $.45 per share in 2004 from $.38 per share in 2003. All share and per share information for current and prior periods presented in this report have been adjusted to reflect the three-for-two stock split in the form of a 50% stock dividend completed in July 2004.

Net interest income, trust revenue, brokerage commissions and service charge revenue all had meaningful increases in 2004, whereas revenue from our mortgage banking activities declined significantly from $1.7 million in 2003 to $.5 million in 2004. We anticipated the 2004 decline because 2003 was an uncharacteristically active year for home refinancings.

We continued to grow in 2004 with loan totals ending the year at $598 million, an increase of $45 million from December 31, 2003. Deposits also grew, although not as rapidly as loans. Year-end 2004 deposits amounted to $650 million compared with $615 million last year. Competition for quality loans and economically priced deposits is intense throughout our market area, so we are pleased with our 2004 growth.

Credit quality is of high importance to banks and is an area where we invest significant energies. Our 2004 experience was good with net loan losses of only $393,000. While we would, of course, prefer to have no losses, this amount compares well with peer banks and is reasonable given the size of our loan portfolio.

At First Mid, we consider any loan which is past due 90 days or more to be non-performing and immediately stop accruing interest on the loan. We follow this policy regardless of our collateral position or whether we anticipate a loss. Our non-performing loans totaled $3.1 million on December 31, 2004, a slight decline from the 2003 year-end total of $3.3 million. Because loan losses were not significant and non-performing loan totals were not excessive, we were able to reduce our annual provision for loan losses to $588,000 in 2004 from $1,000,000 in 2003.

Earlier, I mentioned that our trust revenues increased in 2004 as compared with 2003. The amount of the increase was $262,000, or 13%, and resulted from growth in trust assets due to market value increases and from new customers. In total, trust assets ended the year at $388 million as compared with $350 million at the end of 2003. We consider our trust activities to be critical for our long-term success. As the baby boom generation ages, the United States approaches an enormous intergenerational transfer of wealth. Just as our banking operations provide us with the opportunity to serve customers during their working years, our trust department positions us to serve customers during their retirement years, when personal wealth management becomes a key concern.

Beginning in 2003 and continuing through 2004, we increased our expense management efforts to ensure that our overhead costs were directed towards those activities which served the interests of our shareholders. In total, non-interest expense increased $470,000, or 1.9%, in 2004 as compared with 2003. Sarbanes-Oxley compliance costs accounted for most of this increase so we are pleased with our expense management efforts.

During 2004, we repurchased 320,000 shares of our own stock in the open market and through various privately-negotiated transactions. This program has proven to be an effective way of increasing value for shareholders. Any shareholder who wishes to use this service should contact Christie L. Wright at (217) 258-0493.

In April, our Company will celebrate 140 years of providing financial services to the people of Illinois. Businesses do not survive 140 years without the trust and confidence of those it does business with. At First Mid, we work hard to obtain and retain the trust and confidence of our shareholders, our customers, our communities, and our employees. Together, we have built an outstanding organization--one in which we can all take a great deal of pride.

Thank you for your continued support and confidence in First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

January 26, 2005





                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454

                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)     December 31,   December 31,
--------------------------------------------------------------------------------
                                                            2004           2003
Assets
Cash and due from banks                                  $19,119        $20,659
Federal funds sold and other interest-bearing deposits     4,435          4,290
Investment securities:
 Available-for-sale, at fair value                       168,821        176,481
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,598 and $1,687 at December 31, 2004
  and December 31, 2003,  respectively)                    1,552          1,677
Loans                                                    597,508        552,824
Less allowance for loan losses                            (4,621)        (4,426)
--------------------------------------------------------------------------------
  Net loans                                              592,887        548,398
Premises and equipment, net                               15,227         16,059
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     3,346          3,969
Other assets                                              12,117         13,078
--------------------------------------------------------------------------------
  Total assets                                          $826,538       $793,645
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $85,524        $94,723
  Interest bearing                                       564,716        520,269
--------------------------------------------------------------------------------
    Total deposits                                       650,240        614,992
Repurchase agreements with customers                      59,835         59,875
Junior subordinated debentures                            10,310              -
Other borrowings                                          29,900         39,925
Other liabilities                                          7,189          8,258
--------------------------------------------------------------------------------
  Total liabilities                                      757,474        723,050
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,578,897 shares
   in 2004 and 5,501,831 shares in 2003)                  22,316         14,672
Additional paid-in capital                                17,845         15,960
Retained earnings                                         53,113         52,942
Deferred compensation                                      2,260          1,881
Accumulated other comprehensive income                       623          1,581
Treasury stock at cost, 1,121,546 shares in
   2004 and 801,928 shares in 2003                       (27,093)       (16,441)
--------------------------------------------------------------------------------
  Total stockholders' equity                              69,064         70,595
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $826,538       $793,645
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the year ended December 31,                                2004       2003
Interest income:
Interest and fees on loans                                   $33,841    $32,435
Interest on investment securities                              6,053      6,227
Interest on federal funds sold and other                         178        276
--------------------------------------------------------------------------------
    Total interest income                                     40,072     38,938
Interest expense:
Interest on deposits                                           9,122      9,751
Interest on repurchase agreements with customers                 455        272
Interest on subordinated debt                                    382          -
Interest on other borrowings                                   1,685      1,873
--------------------------------------------------------------------------------
    Total interest expense                                    11,644     11,896
--------------------------------------------------------------------------------
Net interest income                                           28,428     27,042
Provision for loan losses                                        588      1,000
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           27,840     26,042
Non-interest income:
Trust revenues                                                 2,254      1,992
Brokerage commissions                                            428        283
Insurance commissions                                          1,447      1,476
Service charges                                                4,746      4,484
Securities gains, net                                             92        370
Mortgage banking revenues                                        522      1,672
Other                                                          2,150      1,978
--------------------------------------------------------------------------------
  Total non-interest income                                   11,639     12,255
Non-interest expense:
Salaries and employee benefits                                13,487     13,232
Net occupancy and equipment expense                            4,259      4,290
Amortization of intangible assets                                623        774
Other                                                          6,631      6,234
--------------------------------------------------------------------------------
  Total non-interest expense                                  25,000     24,530
--------------------------------------------------------------------------------
Income before income taxes                                    14,479     13,767
Income taxes                                                   4,875      4,674
--------------------------------------------------------------------------------
Net income                                                    $9,604     $9,093
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the year ended December 31,                                 2004       2003
Basic earnings per share                                       $2.13      $1.92
Diluted earnings per share                                     $2.09      $1.88
Book value per share at December 31                           $15.49     $15.02
Market price of stock at December 31                          $38.00     $31.03

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the year ended December 31,                                 2004       2003
Balance at beginning of period                               $70,595    $66,807
Net income                                                     9,604      9,093
Dividends on stock                                            (2,022)    (2,047)
Issuance of stock                                              2,050      1,767
Purchase of treasury stock                                   (10,365)    (4,233)
Deferred compensation adjustment                                 160          -
Changes in accumulated other comprehensive
   income (loss)                                                (958)      (792)
--------------------------------------------------------------------------------
Balance at end of period                                     $69,064    $70,595
================================================================================